      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 8, 1998

                                                     REGISTRATION NO. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                        MELITA INTERNATIONAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  GEORGIA                                    58-1378534
     (State or other jurisdiction of                      (I.R.S. Employer
      incorporation or organization)                    Identification Number)

                          5051 PEACHTREE CORNERS CIRCLE
                          NORCROSS, GEORGIA 30092-2500
                                 (770) 239-4000
    (Address of registrant's principal executive offices, including zip code and telephone number, including area code)

                           ---------------------------

             MELITA INTERNATIONAL CORPORATION 1997 STOCK OPTION PLAN
                            (Full title of the Plan)


        ALEKSANDER SZLAM                                   COPY TO:
     CHIEF EXECUTIVE OFFICER                       JOHN FRANKLIN SMITH, ESQ.
MELITA INTERNATIONAL CORPORATION                  LARRY W. SHACKELFORD, ESQ.
  5051 PEACHTREE CORNERS CIRCLE                MORRIS, MANNING & MARTIN, L.L.P.
  NORCROSS, GEORGIA 30092-2500                   1600 ATLANTA FINANCIAL CENTER
         (770) 239-4000                            3343 PEACHTREE ROAD, N.E.
                                                    ATLANTA, GEORGIA 30326
                                                        (404) 233-7000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================

                                                            Proposed Maximum     Proposed Maximum
                                          Amount to be        Offering Price    Aggregate Offering
Title of Securities to be Registered       Registered          Per Share(1)           Price(1)        Amount of Registration Fee(1)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value per share     1,203,782 shares          $13.97         $16,816,834.54                 $4,960.97
===================================================================================================================================

     --------------------------

     (1) Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of the Registrant's Common Stock on June 1, 1998.

                              EXPLANATORY STATEMENT


         Pursuant to General Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-41503) originally filed with the Securities and Exchange Commission on December 4, 1998 (the "Prior Registration Statement") are incorporated herein by reference, except for Items 3 and 8 of Part II of the Prior Registration Statement. This Registration Statement covers 1,203,782 shares which, together with the 1,350,000 shares available under the Prior Registration Statement constitute the 2,553,782 shares issuable under the Registrant's 1997 Stock Option Plan.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) the Registrant's Annual Report on form 10-K for the year ended December 31, 1997, filed with the Commission on March 31, 1998;

         (b) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with the Commission on May 15, 1998; and

         (c) the description of the Common Stock, no par value per share of the Registrant ("Common Stock") included in the Registrant's Registration Statement on Form 8-A, filed with the Commission on May 22, 1997.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registraion Statement and prior to the termination of the offering of the Shares of Common Stock offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

         The Company hereby undertakes to provide without charge to each person to whom this Registration Statement has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Registration Statement incorporates). Written or telephone requests should be directed to Richard Dobb, Esq., General Counsel, Melita International Corporation, 5051 Peachtree Corners Circle, Norcross, Georgia 30092, telephone number (770) 239-4000.

ITEM 8.           EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

             Exhibit No.                       Description
             -----------                       -----------
                 4.1                Amended and Restated Articles of
                                    Incorporation of Melita International
                                    Corporation (incorporated by reference to
                                    Exhibit 3.3 to the Company's Registration
                                    Statement on Form S-1, File No. 33-22855)
                                    dated March 6, 1997

                 4.2                Amended and Restated Bylaws of Melita
                                    International Corporation (incorporated by reference to Exhibit 3.4 to the Company's
                                    Registration Statement on Form S-1, File
                                    Number 33-22855) dated March 6, 1997


                 5.1                Opinion of Morris, Manning & Martin, L.L.P.
                                    as to the legality of the securities being registered

                 23.1               Consent of Arthur Andersen LLP

                 23.2               Consent of Morris, Manning & Martin, L.L.P.
                                    (included in Exhibit 5.1)

                 24.1 Power of Attorney (included on page 6 of this Registration Statement)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on this the 8th day of June, 1998.

                         MELITA INTERNATIONAL CORPORATION


                         By: /s/ Aleksander Szlam
                            ----------------------------------------------------
                              Aleksander Szlam
                              Chairman of the Board and Chief Executive Officer

                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Aleksander Szlam and Mark B. Adams, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration of shares of common stock on Form S-8 and to sign any and all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, could lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


/s/ Aleksander Szlam                Chairman of the Board                        June 8, 1998
------------------------------      and Chief Executive Officer
Aleksander Szlam                    (Principal Executive Officer)


/s/ Mark B. Adams                   Vice President-Finance and Chief             June 8, 1998
------------------------------      Financial Officer (Principal
Mark B. Adams                       Financial and Accounting Officer)


/s/ Donald L. House                 Director                                     June 8, 1998
------------------------------
Donald L. House


/s/ Don W. Hubble                   Director                                     June 8, 1998
------------------------------
Don W. Hubble